EXHIBIT 10.13

SENSUS METERING SYSTEMS (BERMUDA 1) LTD.

CONSULTANT SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

THIS CONSULTANT SUBSCRIPTION AND SHAREHOLDERS AGREEMENT, dated as of March 5, 2004 (the “Agreement”), is made by and among Sensus Metering Systems (Bermuda 1) Ltd., a company organized under the laws of Bermuda (the “Company”), whose address is c/o The Jordan Company, L.P., 767 Fifth Avenue, 48th Floor, New York, New York 10153, and the persons and entities whose names are set forth at the end of this Agreement (collectively the “Shareholders”).

1.                                       Share Subscriptions.

(a)                                  Subject to the prior approval of the Bermuda Monetary Authority, each Shareholder (i) subscribes for (A) the number of Class A Common Shares, par value U.S. $0.01 each of the Company (the “Class A Common Shares”) set forth opposite such Shareholder’s name in Exhibit 1 hereto, and (B) the number of Series A Redeemable Preferred Shares, par value U.S. $0.01 each of the Company (the “Series A Preference Shares”, and together with the Class A Common Shares, the “Securities” or “Shares”), at a purchase price for the Class A Common Shares of U.S. $1.00 per share and for the Series A Preference Shares of U.S. $1,000 per share (together, “Cost”), and (ii) tenders cash in consideration of the issuance of such Class A Common Shares and Series A Preference Shares.  Each of the Shareholders, in order to facilitate the transactions contemplated by this Agreement, authorizes and appoints the Company or any of its representatives to direct the transfer of the subscription consideration from any account into which such amounts may be paid into for the benefit of such Shareholder to any account established for the benefit of the Company or any of its subsidiaries.  The Shareholder’s investment described hereby shall be the only investment in the Company required of the Shareholders under this Agreement and no Shareholder shall, by virtue of such investment, be subject to (i) any further obligation to contribute additional capital to the Company or (ii) any liabilities of the Company that arise in the ordinary course of business.

(b)                                 Each Shareholder agrees to tender by wire or check for consideration of the purchase price of the Securities on the date hereof, provided that immediately upon tender of the consideration for the Securities described in Section 1(a), the Company will issue the Securities.

(c)                                  Each Shareholder acknowledges to the Company and the other Shareholders that such Shareholder understands and agrees, as follows:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS.  THE SECURITIES ARE VERY SPECULATIVE AND RISKY.  THERE IS NO PUBLIC OR OTHER MARKET FOR THE SECURITIES NOR IS ANY LIKELY TO DEVELOP.  THE COMPANY AND ITS SUBSIDIARIES HAVE BORROWED A SUBSTANTIAL PORTION OF THE FUNDS USED TO OPERATE ITS BUSINESS.  EACH SHAREHOLDER ACKNOWLEDGES THAT SUCH SHAREHOLDER MAY AND CAN AFFORD TO LOSE SUCH SHAREHOLDER’S ENTIRE INVESTMENT AND THAT

SUCH SHAREHOLDER UNDERSTANDS SUCH SHAREHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

2.                                       Proposed Transactions.

(a)                                  This Agreement references certain pertinent documents as well as applicable laws and regulations.  Each Shareholder acknowledges to the Company and the other Shareholders that such references are not summaries or complete and are qualified in their entirety by the complete texts of the documents, laws and regulations so summarized.

(b)                                 Each Shareholder acknowledges to the Company and the other Shareholders that such Shareholder has had ample opportunity to ask questions regarding each of the following documents:

(i)                                     Memorandum of Association of the Company, dated November 21, 2003;

(ii)                                  Bye-laws of the Company, as amended, dated as of December 17, 2003 (the “Bye-laws”);

(iii)                               Stock Purchase Agreement, as amended, dated as of October 21, 2003, by and among IMS Meters Holdings, Inc., a Delaware corporation, and the other parties signatory thereto, including all exhibits and schedules thereto (the “Stock Purchase Agreement”);

(iv)                              Shareholders Agreement, dated as of December 17, 2003 (the “Shareholders Agreement”), by and among the Company and the Shareholders party thereto, including all exhibits and schedules thereto;

(v)                                 Resolute Fund Subscription Agreement, dated as of December 17, 2003, by and among the Company and the shareholders named therein, including all exhibits and schedules thereto (the “Resolute Fund Subscription Agreement”);

(vi)                              Goldman Sachs Subscription Agreement, dated as of December 17, 2003, by and among the Company and the shareholders named therein, including all exhibits and schedules thereto (the “Goldman Subscription Agreement”);

(vii)                           Form of Management Subscription and Shareholders Agreement, by and among the Company and the shareholders named therein, including all exhibits and schedules thereto (the “Management Subscription Agreement”);

(viii)                        Management Consulting Agreement, dated as of December 17, 2003, by and among the Company, its Related Companies and The Jordan Company, L.P. (“TJC”), including all exhibits and schedules thereto (the “Management Consulting Agreement”) and the Letter Agreement, dated the date hereof, among The Jordan Company, L.P., Goldman Sachs & Co., and Sensus Metering Systems Inc. relating to the Management Consulting Agreement;

(ix)                                Credit Agreement, dated as of December 17, 2003, among Sensus Metering Systems Inc., a Delaware corporation, Sensus Metering Systems (LuxCo 2) S.AR.L., a société en commandite par actions, organized and existing under the laws of the Grand-Duchy of Luxembourg , Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda, the Lenders (as defined therein), and Credit Suisse First Boston, as administrative and collateral agent for the Lenders (as therein defined) as such agreement may be amended, waived or otherwise modified from time to time and all other agreements and documents related thereto (the “Credit Agreement”);

(x)                                   The Indenture, dated as of December 17, 2003, relating to the Senior Subordinated Notes of Sensus Metering Systems, Inc. (the “Indenture”);

(xi)                                the Confidential Offering Circular relating to the Senior Subordinated Notes (the “Offering Circular”);

(xii)                             The Company’s Restricted Share Plan; and

(xiii)                          This Agreement and all exhibits and schedules hereto.

3.                                       Shareholder Representations, Warranties and Covenants.  Each Shareholder represents, warrants and covenants to the Company and each other Shareholder that:

(a)                                  Such Shareholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust.  This Agreement has been duly and validly authorized, executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b)                                 Such Shareholder is employed in a managerial or executive position with one or more of the Company’s subsidiaries and is familiar with the Company’s and its subsidiaries’ operations, financial condition and business prospects.

(c)                                  Such Shareholder (i) will not transfer any Securities if such transfer would result in a default by the Company or its subsidiaries under any of the provisions of the operative documents in connection with the financing, (ii) except as required or contemplated by the operative documents in connection with the financing, grant any proxies, deposit any Securities into a voting trust or enter into a voting agreement with respect to any Securities, or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing his obligations under this Agreement or any of the operative documents in connection with the financing, or would result in a default by the Company or its subsidiaries under the provisions of this Agreement or any of the operative documents in connection with the financing.  Each Shareholder further agrees that such Shareholder’s ability to transfer Securities is subject to the limitations, restrictions and conditions of the Shareholder Agreement and the operative documents in connection with the financing.

(d)                                 Such Shareholder will complete, execute and file a form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days of the execution of this Agreement and the purchase of the Securities.

(e)                                  Such Shareholder has no pending or threatened claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof, nor does said Shareholder presently intend to bring or file any claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof.

(f)                                    The Company has afforded such Shareholder and such Shareholder’s advisors, if any, the opportunity to discuss an investment in the Securities and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Securities and the operative documents in connection with the financing, and such representatives have provided answers to all such questions concerning the offering of the Securities and the operative documents in connection with the financing.  Such Shareholder has consulted its own financial, tax, accounting and legal advisors, if any, as to such Shareholder’s investment in the Securities and with the operative documents in connection with the financing and the consequences thereof and risks associated therewith.  Such Shareholder and such Shareholder’s advisors, if any, have examined or have had the opportunity to examine before the date hereof the operative documents in connection with the financing and all information that such Shareholder deems to be material to an understanding of the Company and its subsidiaries, the proposed business of the Company and its subsidiaries, and the offering of the Securities.  Such Shareholder also acknowledges that to such Shareholder’s knowledge there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Securities.

(g)                                 Such Shareholder represents to the Company and the other shareholders of the Company that it knows and understands and has given full consideration to and has had the opportunity to ask questions of any person authorized to act on behalf of the Company concerning any aspect of the transactions with affiliates being consummated by the Company in connection with the Shareholders Agreement, the Resolute Fund Subscription Agreement, the Goldman Subscription Agreement, the Indenture, the Offering Circular, the Credit Agreement, the Management Consulting Agreement, the Consultant Subscription Agreement and the Restricted Share Plan, including all agreements, obligations, covenants and arrangements contained therein or contemplated thereby, including all exhibits and schedules thereto (collectively, the “Affiliate Transaction Agreements”).

4.                                       Risk Factors and Other Considerations.  Each Shareholder acknowledges to the Company and the other Shareholders that:

(a)                                  (i) The Company’s subsidiaries are the Company’s only material assets, and that the Company and certain of its subsidiaries have borrowed a substantial portion of the funds used to effect the purchase by the Company’s subsidiaries of the shares listed in the Stock Purchase Agreement; (ii) certain of the operative documents in connection with the financing severely restrict the ability of the Company to make any dividend or redemption payments on the Securities and such payment may be further restricted by future agreements or instruments binding on the Company or its subsidiaries; (iii) if a Shareholder ceases to be an employee of the Company’s subsidiaries such Shareholder’s Securities may be subject to certain rights of the Company to repurchase such Securities under this Agreement or the Shareholder’s consulting agreement with the Company’s subsidiaries; and (iv) under the repurchase payment terms, such Shareholders may not receive full cash payment in return for the Shareholder’s Securities for several years.

(b)                                 Any financial projections or forecasts with respect to the Company and its subsidiaries are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company’s and its subsidiaries’ control, and that there can be no assurances that these forecasts will be realized.

(c)                                  An investment in the Securities of the Company is a speculative investment which involves a high risk of loss and that on and after the date hereof, there will be no public market for the Securities and the Company does not contemplate that a public market will develop.

(d)                                 The operative documents in connection with the financing and any other agreement or instrument that may restrict the ability of the Company to make any dividend or redemption payments may be created, amended, modified or supplemented, from time to time, and may be refinanced, extended or substituted, from time to time, without notice to, or the consent or approval of, the Shareholders.

(e)                                  Nothing in this Agreement shall constitute an agreement by, or shall impose any obligation upon, the Company or its subsidiaries to employ, or to continue to employ, any Shareholder, or shall constitute an agreement by, or shall impose any obligation upon, the Company or its subsidiaries with respect to the terms and conditions of consulting of any Shareholder, and will not limit or restrict, in any manner, the Company’s or its subsidiaries’ right or ability to terminate any Shareholder.

5.                                       Securities Law and Other Matters.  Each Shareholder represents and warrants to the Company and the other Shareholders that:

(a)                                  (i) Such Shareholder used no “purchaser’s representative” (as that term is used in Regulation D as promulgated by the Securities and Exchange Commission) in connection with the transactions contemplated by the operative documents in connection with the financing; (ii) neither TJC, The Resolute Fund, L.P., nor any of their respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees or affiliates has acted or is expected to act as a representative or agent of said Shareholder in the subject transaction; (iii) such Shareholder has substantial knowledge and experience in financial, investment and business matters, and specifically in the business of the Company and its subsidiaries, and has the requisite knowledge and experience to evaluate the risks and merits of this investment; (iv) the decision of such Shareholder to purchase the Securities hereunder has been made by such Shareholder independent of any other Shareholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any Shareholder or other person.

(b)                                 (i) The Securities being purchased by such Shareholder hereunder have not been registered under the United States Securities Act of 1933, as amended, (the “Securities Act”) on the ground that the sales of Securities pursuant to this Agreement are exempt under Section 4(2) of the Securities Act as not constituting a distribution, and that the Company’s reliance on such exemption is predicated in part on each Shareholder’s representation which such Shareholder herewith makes that the Securities have been acquired solely by and for the account of such Shareholder for investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution and other than as expressly set forth in the Operative documents in connection with the financing, such Shareholder has no contract, undertaking, agreement or arrangement with any other Shareholder to sell, transfer or pledge to such other Shareholder or anyone else the Securities (or any part thereof) which such Shareholder has purchased hereunder, and such Shareholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement; (ii) the Securities being sold to said Shareholder must be held indefinitely unless they are subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, including, for example, pursuant to Rule 144 thereunder and that the Company has no agreements in respect of registering the Securities under Federal or state law; and (iii) such Shareholder’s financial condition is such that Shareholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of these Shares to satisfy any existing or contemplated debt or undertaking.

(c)                                  In the event that in the future the Company engages in any negotiation or transaction (including a merger, amalgamation or consolidation or other reorganization by or of the Company) in which Regulation D promulgated by the Securities and Exchange Commission may or will be available to the Company, each of the Shareholders who is not then a professional investor agrees irrevocably (and with the knowledge and intention that the other holders of the Company’s share of all classes will rely thereon in making their respective present investment decisions) that such Shareholder will, within 5 business days of notice from the Company, which notice may be given in the sole discretion of the Company, appoint a purchaser’s representative or representatives who shall be qualified and acceptable to the Company and any other person(s) who is (are) involved in the proposed transaction so that the maximum benefits of Regulation D shall be available to the Company and all of its Shareholders.

6.                                       Registration Rights.  The Securities have not been registered under the Securities Act nor any state securities laws and, in consequence thereof, all of the Securities must be held indefinitely unless (a) subsequently registered under the Securities Act or other applicable federal and state securities laws or (b) exemptions from such registration are available at the time of a proposed sale or transfer thereof.  Except as set forth in the Shareholders Agreement, the Company has no agreements in respect of a registration statement under either federal or state law.

7.                                       Legend.  (a) All certificates, if any, representing Securities shall be endorsed as follows:

“THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A CONSULTANT SUBSCRIPTION AND SHAREHOLDERS AGREEMENT, DATED MARCH 5, 2004, AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN.  REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE BYE-LAWS OF THE COMPANY.  A COPY OF THE ABOVE REFERENCED AGREEMENT AND THE BYE-LAWS MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH BERMUDA LAW PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.”

(b)                                 Each Shareholder acknowledges to the Company and the other Shareholders that (i) the effect of such legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral and that “stop transfer” instructions may be noted against the Securities sold to such Shareholder hereunder; (ii) any transferee of such Shareholder is required to become a party to this Agreement as a condition to acquiring the Securities hereunder; and (iii) the consent of the Bermuda Monetary Authority is required before any Share may be transferred.

(c)                                  Except as otherwise expressly provided in this Agreement, all certificates, if any, representing Shares hereafter issued to or acquired by any of the Shareholders or their successors hereto shall bear the legends set forth above, and the Shares represented by such certificates shall be subject to the applicable provisions of this Agreement.  The rights and obligations of each party hereto shall inure to and be binding upon each transferee to whom Shares are Transferred by any party hereto, except for Transfers described in Section 10(b)(ii).  Prior to consummation of any Transfer, such party shall cause the transferee to execute a counterpart to this Agreement, at which time the Company shall revise the Shareholder Schedule as may be necessary or appropriate.  Any Shareholder wishing to Transfer Shares shall give written notice to the Company prior to any transfer (whether or not to a Permitted Transferee) of any Shares.

8.                                       Repurchase Provisions.

(a)                                  Call at Cost Upon Termination for Cause, Material Breach or Unsatisfactory Performance or Voluntary Termination Prior to the Third Anniversary of this Agreement.  If Shareholder’s engagement as a consultant with the Company or a Related Company is terminated (x) at any time by the Company or a Related Company for Cause,

Material Breach or Unsatisfactory Performance or (y) by the Shareholder pursuant to a Voluntary Termination (prior to the third anniversary of this Agreement), subject to applicable law including the Companies Act of 1981 of Bermuda, the Company may repurchase all or any portion of the Securities purchased by such Shareholder (or held by any Permitted Transferee of the Shareholder) pursuant to this Agreement at a price per share equal to Cost, irrespective of when such termination occurs or the circumstances thereof.

The purchase price for the shares to be purchased pursuant to this Section 8(a) is payable, at the option of the Company, in cash, Three Year Junior Notes or a combination thereof.

(b)                                 Call at Cost Upon Termination For Other Than Cause, Material Breach or Unsatisfactory Performance or Voluntary Termination or Material Reduction.  If Shareholder’s engagement as a consultant with the Company or a Related Company is terminated (x) at any time by the Company or a Related Company for no or any reason other than Cause, Material Breach or Unsatisfactory Performance or (y) by the Shareholder pursuant to a Voluntary Termination (after the third anniversary of the Agreement) or a Material Reduction, then the Securities purchased by Shareholder or held by any Permitted Transferee of the Shareholder pursuant to this Agreement (collectively, “Call Securities”) may be repurchased by the Company, subject to applicable law, including the Companies Act of 1981 of Bermuda in accordance with the terms described below (“Cost Call Right Other Than For Cause”):

(i)                                     If termination occurs within and including the first anniversary of the Commencement Date (as defined in Section 14), the Company may purchase all of the Call Securities at a price per share equal to Cost.

(ii)                                  If termination occurs during the period commencing on the day following the first anniversary of the Commencement Date and ending on the day immediately prior to the second anniversary of the Commencement Date, the Company may purchase up to 70% of the Call Securities at a price per share equal to Cost and 30% of the Call Securities at a price per share equal to Fair Market Value (as defined in Section 14).

(iii)                               If termination occurs during the period commencing on the second anniversary of the Commencement Date and ending on the day immediately prior to the third anniversary of the Commencement Date, the Company may purchase up to 40% of the Call Securities at a price per share equal to Cost and 60% of the Call Securities at a price per share equal to Fair Market Value.

(iv)                              If the Shareholder ceases to be employed by the Company or a Related Company at any time after the third anniversary of the Commencement Date; the Call Securities may be repurchased by the Company at a price per share equal to the Fair Market Value (“FMV Call Right”).  The purchase price for the shares to be purchased pursuant to the FMV Call Right is payable, at the option of the Company, in cash, Three Year Junior Notes or a combination thereof.

The purchase price for the Call Securities to be purchased pursuant to this Section 8(b) is payable, at the option of the Company, in cash, Three Year Junior Notes or a combination thereof.

(c)                                  Allocation of Call Securities.  The Company may exercise its rights to purchase the Call Securities as to any amount or mixture of Class A Common Shares or Series A Preference Shares, in its discretion, subject to the percentages described in Sections 8(a) and (b) above, which percentages will be deemed to relate separately to each class or series of Securities held by Shareholder.

(d)                                 Expiration of Repurchase Option.  If the Company does not deliver to the Shareholder a written notice (a “Call Notice”) of its intention to exercise the call rights set forth in Sections 8(a) and 8(b) within six months of termination of engagement as a consultant of a Shareholder, such call rights will expire.  This Section 8 shall terminate upon the consummation of a sale of all of the capital stock or all or substantially all of the assets of the Company, whether by sale, merger, amalgamation, combination, consolidation or similar business transaction.

(e)                                  Restrictions on Payments by the Company.  Notwithstanding anything to the contrary contained in this Agreement, all repurchases pursuant to this Section 8, including issuances of and payments by the Company on the Three Year Junior Notes, shall be subject to (i) applicable restrictions contained in any applicable law, (ii) restrictions contained in the Company’s and its Related Companies’ debt and equity financing agreements, including the Credit Agreement and the Indenture, each as amended and in effect from time to time, and any Senior Indebtedness (as defined in the Three Year Junior Notes) and (iii) the availability of cash to make any lump sum cash payments.  If any such restrictions or unavailability prohibit the repurchase of Securities or other shares of the Company hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

(f)                                    Timing Considerations.  In the event the Company makes payments in cash pursuant to the provisions of Section 8, such payments will be made within 90 days of the date of the call.  In the event that the Company makes payments in Three Year Junior Notes, such notes will be executed and delivered within 90 days of the date of the call.

(g)                                 Life Insurance.  The Company may purchase, at its sole expense, a life insurance policy, the proceeds of which will be used to purchase Shareholder’s Securities in the event of Shareholder’s death and each Shareholder hereby agrees to cooperate with the Company in obtaining such insurance, including, subject to reasonable confidentiality protections, disclosing medical and personal information to insurers.

9.                                       Non-Competition/Non-Disclosure Provisions.

(a)                                  Non-Solicitation.  If a Shareholder’s engagement as a  consultant is terminated, then, subject to this Section 9, such Shareholder shall not for 24 months after termination as a consultant (the “Restricted Period”) (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, shareholder, member, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, supplier, agent, representative or any other person which has a business relationship with the Company or a Related Company or had a business relationship with the Company or a Related Company within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company or a Related Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within twelve (12) months prior to the date such Shareholder or the Competitive Business employs or seeks to employ such person) employed or retained by the Company or a Related Company.  Notwithstanding the foregoing, nothing herein shall prevent such Shareholder from providing a letter of recommendation to an employee with respect to a future employment opportunity.

(b)                                 Non-Disclosure.  Each Shareholder further agrees, during and after his engagement as a consultant with the Company or a Related Company, the Restricted Period and thereafter, that such Shareholder will not, directly or indirectly in one or a series of transactions disclose to any person or use or otherwise exploit for such Shareholder’s own benefit or for the benefit of anyone other than the Company or its subsidiaries any Confidential Information (as defined below) whether prepared by such Shareholder or not provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company or its Related Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business.  Each Shareholder shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company or its Related Companies, except as required in his normal course of engagement as a consultant by the Company or its direct and indirect subsidiaries.  During the term of engagement as a consultant, each Shareholder shall use such Shareholder’s commercially reasonable efforts to cause all persons or entities to whom Confidential Information shall be disclosed by such Shareholder hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby.  After the term of engagement as a consultant, the Shareholder shall not disclose Confidential Information other than to his advisors, representatives and agents who execute a confidentiality agreement  whereby they will agree to observe the confidentiality terms and conditions set forth herein.  Each Shareholder shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, such Shareholder shall provide the Company with prompt notice of such requirement to the extent allowed by law, prior to making any disclosure, so that the Company may seek an appropriate protective order.  At the request of the Company, each Shareholder agrees to deliver to the Company all Confidential Information which such Shareholder may possess or control.  Each Shareholder agrees that all Confidential Information of the Company and Related Companies (whether now or hereafter existing) conceived, discovered or made by him during his engagement as a consultant with the Company or its Related Companies exclusively belongs to the Company and its direct and indirect subsidiaries (and not to such Shareholder).  Each Shareholder will promptly disclose such Confidential Information to the Company and its Related Companies and perform all actions reasonably requested by the Company and its Related Companies to establish and confirm such exclusive ownership.  As used herein, the term “Confidential Information” means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how”, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company or its subsidiaries, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof.  The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by such Shareholder not permissible hereunder.

(c)                                  Non-Disparagement.  Each Shareholder agrees, during and after his engagement as a consultant with the Company and its Related Companies, the Restricted Period and thereafter, that he shall not make any false, defamatory or disparaging statements about the Company or its Related Companies or the officers or directors of the Company or its Related Companies.  During and after each Shareholder’s engagement as a consultant with the Company or its Related Companies, the Company agrees on behalf of itself and its Related Companies that neither the officers nor the directors of the Company or its Related Companies shall make any false, defamatory or disparaging statements about such Shareholder.

(d)                                 Specific Performance.  All the parties hereto agree that their rights under this Section 9 are special and unique and that violation thereof would not be adequately compensated by money damages and each grants the others the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

10.                                 Transfers of Shares.  (a) Each Shareholder agrees that such Shareholder will not, directly or indirectly, whether by operation of law or otherwise, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment, charge or pledge of) any Shares or any rights or interests therein (collectively, a “Transfer”), except as provided in Section 10(b).  In addition to the other restrictions noted in this Section 10, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Shares except as permitted under the Securities Act and other applicable securities laws, including the laws of Bermuda.

(b)                                 The provisions of Section 10(a) shall not apply to any of the following Transfers:

(i)                                     From any Shareholder to any of their Permitted Transferees.

(ii)                                  Pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act.

(iii)                               From any Shareholder to any Person pursuant to Section 12.

(iv)                              From any Shareholder to the Company.

(c)                                  Transfer to Permitted Transferees.  Subject to the provisions of Section 10(d), each Permitted Transferee of any Shareholder to which Shares are Transferred shall, and such Shareholder shall cause such Permitted Transferee to, Transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.

(d)                                 Notwithstanding 10(b) and (c), no Shareholder will Transfer any Shares to any person that competes, directly or indirectly, with the Business;

(e)                                  no Shareholder shall be entitled to Transfer its Shares at any time if such Transfer would:

(i)                                     violate the Securities Act, or any state (or other applicable) securities or “Blue Sky” laws applicable to the Company or the Shares;

(ii)                                  cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(iii)                               be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code; and

(f)                                    any attempt to Transfer or encumber any Shares not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its Shares records.

(g)                                 If the Company at any time shall register securities for sale to the public, the Shareholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Common Shares (other than any Common Shares included in such registration) without the prior written consent of the Company, for a period designated by the Company in writing to the Shareholders, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than (i) 180 days after the effective date of the Company’s initial public offering, and (ii) 90 days after the effective date of any other registration statement.

11.                                 Rights of First Refusal for New Securities.

(a)                                  The Company hereby grants to each of the Shareholders a right of first refusal to purchase New Securities (as defined below) which the Company may, from time to time, propose to issue and sell.  Such right of first refusal shall allow each Shareholder to purchase its pro rata share based on its percentage ownership of the New Securities proposed to be issued, determined with reference to the percentage ownership of Class A Common Shares of each Shareholder relative to all other holders of Class A Common Shares before the proposed issuance of New Securities.  In the event a Shareholder does not purchase any or all of its pro rata share based on its percentage ownership of New Securities, the remaining Shareholders shall each have the right to purchase its pro rata share based on its percentage ownership of such unpurchased New Securities until all of the New Securities are purchased or until no other Shareholder desires to purchase any more New Securities.  The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of the New Securities Notice described in Section 11(c) below.

(b)                                 “New Securities” shall mean any authorized but unissued capital shares, or debt securities, of the Company, and all rights, options or warrants to purchase shares, and securities of any type whatsoever that are, or may become, convertible into, or exchangeable for, shares of capital stock of the Company; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, amalgamation, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of 50% or more of the voting power of such corporation; (ii) Common Shares issued in connection with any pro rata share split or share dividend or bonus issue of the Company; (iii) Common Shares issued pursuant to any Public Offering; (iv) Common Shares issued to a member of the Management of the Company employed by the Company subsequent to the date hereof under any incentive plan approved by the Board of Directors or upon exercise of restricted stock awards granted under any incentive plan approved by the Board of Directors, including the Restricted Share Plan; (v) Common Shares issued pursuant to the Management and Consultant Subscription Agreements, Resolute Subscription Agreement and Goldman Subscription Agreement; or (vi) any rights, warrants, or options to purchase capital stock issued in connection with any debt financing, in exchange for debt or other claims or in connection with an offering made to institutional investors pursuant to Rule 144A or Regulation D under the Securities Act.

(c)                                  In the event the Company proposes to undertake an issuance of New Securities, it shall promptly give each Shareholder written notice (“New Securities Notice”) of its intention, describing the class and number of securities intended to be issued as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms and conditions upon which the Company proposes to issue the same.  Each Shareholder shall have 30 calendar days from the Date of Delivery of the New Securities Notice to determine whether to purchase all or any portion of the Shareholder’s pro rata share based on its percentage ownership of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d)                                 The Company shall have 120 days from the expiration of the period set forth in Section 11 to issue, sell or exchange all or any part of such New Securities which Shareholders have not elected to purchase, but only upon the terms and conditions set forth in the New Securities Notice.

12.                                 Drag Along.

(a)                                  If Resolute Investors (as defined in the Shareholder Agreement) holding, in the aggregate, at least 50 percent (50%) of the Common Shares (the “Selling Shareholders”) agree to enter into a transaction which would result in the Transfer of all the Common Shares owned by the Selling Shareholders to a non-Affiliate third party (the “Drag-Along Buyer”), the Selling Shareholders may deliver written notice (a “Drag-Along Notice”) to each other

Shareholder (the “Drag-Along Shareholders”), stating that such Selling Shareholders wish to exercise their rights under this Section 12 with respect to such Transfer, and setting forth the name and address of the Drag-Along Buyer, the number of Common Shares proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer.

(b)                                 Upon delivery of a Drag-Along Notice, each Drag-Along Shareholder shall be required to Transfer all, but not less than all, of its Common Shares, upon the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Selling Shareholders and the Drag-Along Buyer, and shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Shareholders in connection with the Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Shareholder or its Affiliates), and shall agree to the same conditions to the Transfer as the Selling Shareholders agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Shareholder and each Drag-Along Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Shareholder as to the unencumbered title to its Common Shares and the power, authority and legal right to Transfer such Common Shares, the aggregate amount of the liability of the Drag-Along Shareholder shall not exceed either (i) such Drag-Along Shareholder’s pro rata portion of any such liability, to be determined in accordance with such Drag-Along Shareholder’s portion of the total number of Common Shares included in such Transfer or (ii) the proceeds to such Drag-Along Shareholder in connection with such Transfer.

(c)                                  In the event that any such Transfer is structured as a merger, amalgamation, consolidation, or similar business combination, each Drag-Along Shareholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 12(b)) and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

(d)                                 If any Shareholder fails to vote its Voting Shares or to provide a written consent in accordance with the terms of Section 11 (each such Shareholder, a “Breaching Drag-Along Shareholder”), the Shareholders and the Company shall take such action as is necessary in accordance with the Bye-laws of the Company and Bermuda law to convene a general meeting or to circulate written resolutions, the purpose of which will be to propose for approval of the Shareholders such actions as are necessary in order to ensure compliance with the provisions of Section 11.

(e)                                  Solely for purposes of Section 11 and in order to secure the performance of each Shareholder’s obligations under Section 11, each Shareholder hereby:  (i) appoints each Drag-Along Proxy Holder (as defined in Section 11(f)) acting severally: the attorney-in-fact of such Shareholder (with full power of substitution) for the purpose of signing written resolutions circulated pursuant to Section 11(d) on behalf of such Shareholder; and (ii) agrees on the date hereof to grant a proxy to each Proxy Holder in the form attached hereto as Exhibit for the purpose of voting the Voting Shares held by such Shareholder at a general meeting convened pursuant to Section 11(d).  Each Shareholder acknowledges and agrees that the power of attorney granted by such Shareholder pursuant to this Section 11(d) is coupled with an interest and is irrevocable, and that the proxy to be granted pursuant to this Section 11(d) shall be coupled with an interest and shall be irrevocable.

(f)                                    For purposes of Section 11, each “Drag-Along Proxy Holder” shall be an individual nominated for this purpose by any Selling Shareholder.

(g)                                 Each Shareholder agrees to take such further action and to execute such other instruments as may be necessary to effect the appointment of attorneys-in-fact and proxies pursuant to this Section 11, and each Drag-Along Breaching Shareholder hereby revokes any power of attorney or proxy previously granted by it with respect to the matters set forth in Section 11 for purposes of, respectively, any written resolutions circulated or any general meeting convened pursuant to Section 11(d).

13.                                 Covenant to Vote; Restrictions On Other Agreements; After Acquired Shares.  (a) Each Shareholder hereby agrees to take all Necessary Action to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of Shareholders of the Company and to vote all Voting Shares owned or held of record by such Shareholder at any such meeting and at any other annual or special meeting of Shareholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, Article II of the Shareholders Agreement.

(b)                                 No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Shareholder enter into any other agreements or arrangements of any kind with any Person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Shareholders, holders of Shares that are not parties to this Agreement or otherwise), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Shares inconsistent herewith.

(c)                                  The provisions of Sections 8, 10, 12 and related definitions of this Agreement shall apply, to the full extent set forth herein with respect to the Class A Common Shares and the Series A Preference Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

14.                                 Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below, unless the context requires otherwise:

(a)                                  “Business” means the business of providing the following products and services for metering and communication by or for utilities or residential/commercial submetering entities of water, gas, electricity and heat consumption by their customers:

(A)                              Residential Water Meters (Velocity, Positive Displacement, Piston or otherwise);

(B)                                Commercial / Industrial Water Meters (Turbine, Combination, Propeller, Irrigation, Fire Hydrant, Fire Service, or otherwise);

(C)                                Sub Meters - Water, Gas, Electric and Heat;

(D)                               Residential Gas Meters (Diaphragm and Ultrasonic);

(E)                                 Intermediate and Large Capacity Gas Meters (Diaphragm and Ultrasonic);

(F)                                 Turbine Gas Meters;

(G)                                Pressure Regulation Products;

(H)                               Correlative Natural Gas, Energy and Density Measurement Products;

(I)                                    Residential and Polyphase Solid-State Electricity Meters;

(J)                                   Heat Meters (Velocity and Ultrasonic);

(K)                               Heat Integrators;

(L)                                 Bulk Hot Water Meters;

(M)                            Automatic Meter Reading Devices or Systems for any of the foregoing;

(N)                               Meter Test Equipment for any of the foregoing;

(O)                               Instrumentation for any of the foregoing;

(P)                                 Meter accuracy testing and recalibration services;

(Q)                               Project management services related to Metering and AMR activities; and

the business of providing other products and services as follows:

(R)                                Pipe Repair, Pipe Tapping and Pipe Joining Products;

(S)                                 High Pressure, Low Porosity Aluminum Die Castings;

(T)                                Services to utilities related to the procurement, testing, repair and management of meter populations; and

(U)                               Software applications sold, licensed or offered as a service to utilities and used to manage billing and meter data management for utilities and submetering entities.

“Cause” means any of the following:

(i)                                     Shareholder’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude;

(ii)                                  Shareholder’s fraud, embezzlement or conversion of property;

(iii)                               Shareholder’s conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds;

(iv)                              an administrative or judicial determination that Shareholder committed fraud or any other violation of law involving federal, state or local government funds;

(v)                                 Shareholder’s material violation, with the actual knowledge of Shareholder, of any obligations imposed upon Shareholder, personally, as opposed to upon the Company, whether as a shareholder or otherwise, under this Agreement, the Memorandum of Association or Bye-Laws of the Company, the organizational and formation documents of any Related Company, the Consulting Agreement, if applicable, and the Restricted Share Plan and related agreements, if applicable; or

(vi)                              Shareholder’s material and knowing failure, to observe or comply with Regulations whether as an officer, shareholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company’s and its Related Companies’ ongoing business, assets, properties, operations, condition (financial and other), prospects and other business relationships.

(b)                                 “Commencement Date” shall mean December 17, 2003 for the original consultant signatories hereto and shall mean the date of execution of a counterpart page to this Agreement for all other persons.

(c)                                  “Cost” means as to Class A Common Shares and Series A Preference Shares, the cost thereof set forth in Section 1(a).

(d)                                 “Determination Period” shall mean last four consecutive completed fiscal quarters as set forth on the audited financial statements of the Company immediately preceding the “call” exercised pursuant to Section 8 for which Fair Market Value shall be used to determine the “call” price.

(e)                                  “EBITDA” shall have the meaning set forth in the Indenture.

(f)                                    “Fair Market Value” means,

(i)                                     with respect to Class A Common Shares, the sum of (X) the quotient obtained by dividing (a) an amount equal to (A) 5.0 multiplied by EBITDA for the Determination Period less (B) the aggregate amount of Indebtedness, as defined in the Credit Agreement of the Company and its Related Companies, including, but not limited to, indebtedness for borrowed money and capitalized leases of the Company and its Related Companies as of the end of the Determination Period (including, without limitation, interest accrued but unpaid or paid-in-kind as of the end of the Determination Period) less (C) the aggregate liquidation value of the Series A Preference Shares of the Company outstanding at the end of the Determination Period (including, without limitation, dividends accrued but unpaid or paid-in-kind in respect of such preference share as of the end of the Determination Period) less (D) the aggregate liquidation value of the Class A Common Shares of the Company outstanding at the end of the Determination Period less (E) the aggregate liquidation value of any class or series of equity securities of the Company ranking senior in right of payment upon a liquidation of the Company to the Class B Common Shares outstanding at the end of the Determination Period less (F) the aggregate amount that would have been payable by the Company in respect of any equity appreciation or similar rights outstanding as of the end of the Determination Period assuming the exercise in full of any and all such rights (whether vested or not) as of such date, by (b) the aggregate number of Class A Common Shares and Class B Common Shares issued and outstanding on a fully diluted basis as of the last day of the Determination Period and (Y) the liquidation value of a Class A Common Share of the Company as of the end of the Determination Period.  For this purpose, “fully diluted basis” shall assume the full exercise of all outstanding options, warrants, stock appreciation and other rights in relation to Common Shares and the full conversion (if dilutive) of all convertible securities, and other obligations, irrespective of whether then exercisable or convertible, and further irrespective of any vesting, repurchase, call or other restrictions or limitations; and

(ii)                                  with respect to Series A Preference Shares, the Liquidation Preference (as defined in the Bye-laws) for such shares plus any accrued and unpaid dividends.

(g)                                 “Indenture” shall mean The Indenture, dated as of December 17, 2003, relating to the Senior Subordinated Notes of Sensus Metering Systems Inc., as such indenture may be amended, waived or otherwise modified from time to time.

(h)                                 “Market” means any county in the United States of America and each similar jurisdiction in any other country in which the Business was conducted by or engaged in by the Company or its subsidiaries on or prior to the date hereof or is conducted or engaged in, or in which the Company or its subsidiaries is seeking authorization to conduct Business, at any time during the Shareholders engagement as a consultant by the Company or its subsidiaries.

(i)                                     “Material Breach” means:

(i)                                     Shareholder’s breach of any of such Shareholder’s fiduciary duties to the Company or a Related Company or their shareholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other), prospects of the Company or its Related Companies;

(ii)                                  Shareholder’s willful, continual and material neglect or failure to discharge such Shareholder’s duties, responsibilities or obligations prescribed by this Agreement or of any other agreement between the Shareholder and the Company or its Related Companies (other than arising solely due to physical or mental disability);

(iii)                               Shareholder’s habitual drunkenness or substance abuse which materially interferes with such Shareholder’s ability to discharge such Shareholder’s duties, responsibilities or obligations prescribed by the Company or its Related Companies;

(iv)                              Shareholder’s violation of any non-competition, non-disparagement or confidentiality agreement with the Company or its Related Companies, including without limitation, those set forth in Section 9 of this Agreement, or any other agreements with the Company or its Related Companies; and

(v)                                 Shareholder’s gross neglect of such Shareholder’s duties and responsibilities, as determined by the Company’s Board of Directors;

provided, for purposes of clauses (i)-(v), to the extent such conduct is able to be remedied or cured by Shareholder and such conduct is not cured or remedied after the Company or the Board of Directors has provided such Shareholder with 30 days’ written notice of such circumstances and the possibility of a Material Breach in reasonable detail, and such Shareholder fails to cure such circumstances and Material Breach within those 30 days.  No act or omission shall be deemed gross neglect if done, or omitted to be done, in good faith by such Shareholder based upon a resolution duly adopted by the Company’s Board of Directors.  Whether a breach can be cured or remedied shall be determined by the Board of Directors in its sole discretion.

(j)                                     “Material Reduction” means circumstances involving a material reduction in Shareholder’s position, authority, base compensation or benefits or a hostile or adverse work environment with respect to Shareholder’s engagement as a consultant by the Company or a Related Company, taken as a whole.

(k)                                  “Related Company” means all direct and indirect subsidiaries of the Company.

(l)                                     “Sale”, “sell”, “transfer” and the like shall include any disposition by way of transfer, with or without consideration, to any person for any purpose and shall include, but shall not be limited in any way to, redemption by the Company, private or public sale or exchanges of securities or any other similar transaction involving share.

(m)                               “Three Year Junior Notes” means a promissory note of the Company in the form attached hereto as Exhibit 2.

(n)                                 “Unsatisfactory Performance” means a Shareholder’s failure to perform Shareholder’s duties to the standards set by the Board of Directors (such determination to be made in the good faith by the Board of Directors); provided, that such Shareholder has been given notice and 30 days from such notice fails to cure such unsatisfactory performance.  Whether such unsatisfactory performance can be cured shall be determined by the Board of Directors in its sole discretion.

(o)                                 “Voluntary Termination” means a voluntary termination of employment with the Company or a Related Company by Participant for any reason or no reason other than a Material Reduction, Death or Disability.

(p)                                 “Permitted Transferee” means (i) in the case of any Shareholder that is an individual, any successor by death or divorce, (ii) in the case of any individual, any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants provided, that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of such shares, or (iii) in the case of any Shareholder that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants.

(q)                                 “Public Offering” shall mean a public offering and sale of equity securities of the Company pursuant to an effective Registration Statement under the Securities Act.

(r)                                    “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

15.                                 Reporting.  Until the consummation of a Public Offering, the Company shall furnish to each Shareholder the following financial statements and such other information and such as may be reasonably requested by a Shareholder or by law:

(i)                                     as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company (except for the quarterly fiscal periods ending on or prior to June 30, 2004 in which case financial statements shall be furnished within 60 days after the end of each such quarterly fiscal period), consolidated primary financial statements, consisting of statements of operations, retained earnings and cash flows of the Company and its subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its subsidiaries as at the end of such period (together with, in each case, supplemental financial information including, among other things, sales, cost of goods sold and gross profit segmented by product category, setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year beginning with June 30, 2005 (except that, in the case of consolidated balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state (A) that said consolidated primary financial statements fairly present the financial condition and results of operations of the Company and its subsidiaries, in each case in accordance with GAAP (except for the omission of footnotes), as at the end of, and for, such period (subject to normal year-end audit adjustments) and (B) said supplemental information fairly presents the information set forth therein as at the end of, and for, such period (subject to normal year-end audit adjustments);

(ii)                                  as soon as available and in any event within 90 days after the end of each fiscal year of the Company and its subsidiaries (except for the fiscal year ended March 31, 2004 in which case financial statements shall be furnished within 105 days after the end of such fiscal year) , consolidated primary financial statements, consisting of statements of operations, retained earnings and cash flows for such fiscal year and the related consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year (together with, in each case, supplemental financial information including, among other things, sales, costs of goods sold and gross profit segmented by product category), setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year beginning March 31, 2006 (except that, in the case of consolidated balance sheets, such comparison shall be to the last day of the prior fiscal year), and accompanied (A) in the case of said consolidated primary financial statements of the Company and its subsidiaries, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company and its subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (B) in the case of said supplemental information, by a certificate of a senior financial officer of the Company, which certificate shall state that said supplemental information fairly presents the information set forth therein as at the end of, and for, such fiscal year; and

(iii)                               copies of any proxy statements, financial statements and other reports as the Company shall send or make available generally to its shareholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or a similar form) that the Company may file with the SEC or with any securities exchange.

16.                                 Confidentiality.  Each Shareholder shall keep confidential this Agreement and the transactions contemplated hereby and shall not disclose, issue any press release or otherwise make any public statement in connection therewith without the prior written consent of each other Shareholder (not to be unreasonably withheld) unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each Shareholder shall be free to release such information) for disclosures to each Shareholder’s partners, members, advisors, employees, agents, accountants or attorneys, so long as such persons agree to keep such information confidential.

17.                                 Shareholder Acknowledgement.  Each Shareholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Shareholder, and expresses the will and intention of such Shareholder and agrees not to take any action to frustrate the purposes and provisions of this Agreement.

18.                                 Defense of Claims.  Each Shareholder agrees that, for the period beginning on the date hereof, and continuing for a reasonable period after termination as a consultant with the Company or its Related Companies, Shareholder will cooperate with the Company in defense of any claims that may be made against the Company and its Related Companies and affiliates, and will cooperate with the Company in the prosecution of any claims that may be made by Company and its Related Companies, to the extent that such claims may relate to services performed by the Shareholder for the Company and its Related Companies and affiliates.  Each Shareholder agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company and its Related Companies and affiliates.  The Company agrees to reimburse Shareholder for all of Shareholder’s reasonable out-of-pocket expenses associated with such cooperation, including travel expenses.  For periods during and following Shareholder’s engagement as a consultant with the Company, the Company agrees to provide reasonable compensation to Shareholder for such cooperation in addition to reimbursement of expenses and his reasonable attorneys’ fees, if any.

19.                                 Miscellaneous.

(a)                                  The rights and obligations contained in this Agreement are in addition to the relevant provisions of the organizational documents of the Company in force from time to time and shall be construed to comply with such provisions.  To the extent that this Agreement is determined to be in contravention of the organizational documents of the Company, this Agreement shall constitute a waiver by each Shareholder, to the fullest extent permissible under applicable laws, of any right such Shareholder may have pursuant to the organizational documents of the Company that is inconsistent with this Agreement.

(b)                                 This Agreement may be amended only by a written instrument duly executed by Shareholders holding greater than 50.1% of the Class A Common Shares held by the Shareholders.

(c)                                  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(d)                                 The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Shares and the Series A Preference Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

(e)                                  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION 15 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(f)                                    IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR

FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE SOUTHERN DISTRICT OF NEW YORK; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

(g)                                 All personal pronouns used in this Agreement, whether used in masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.

(h)                                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  If the requirements of this Agreement have otherwise been met, new Shareholders may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise the Exhibits as may be necessary or appropriate.

(i)                                     In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

(j)                                     This Agreement constitutes the entire agreement by and among the parties with respect to the subject matter hereof and may not be modified orally, but only by a writing subscribed by the party charged therewith.

(k)                                  Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as are necessary to effectuate the terms and purposes of this Agreement.

(l)                                     Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above and to each of the other Shareholders at such Shareholder’s address below or to such other address as the Shareholder shall have furnished to the Company.

(m)                               Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written.

SENSUS METERING SYSTEMS
(BERMUDA 1) LTD.

By:
Name: Jonathan F. Boucher
Title:

CONSULTANT SHAREHOLDERS:

EXHIBIT 1

Purchase Schedule

Shareholder	Class A Common Shares	Consideration Paid for Class A Common Shares	Series A Preference Shares	Consideration Paid for Preference Shares

EXHIBIT 2

Form of Three Year Junior Note